EXHIBIT 4.2
                         STOCK OPTION AGREEMENT
                         ----------------------


THIS AGREEMENT is made as of the [DAY]  of [MONTH], YEAR].

BETWEEN:

     TURBODYNE TECHNOLOGIES INC., of 510 - 1090 West Pender Street, Vancouver, British Columbia V6E 2N7

     (the "Company")

                            OF THE FIRST PART

AND:


     [NAME OF OPTIONEE], of [ADDRESS];
     -------------------

     (the "Optionee")

                           OF THE SECOND PART

WHEREAS:

A. The Company has adopted a plan entitled the 1997 Stock Option Plan (the "Plan") attached hereto as Schedule "A"; and

B. The Company wishes to grant the Optionee an option pursuant to the Plan to purchase common shares in the capital of the Company; and

C. The Company's shares are listed and posted for trading on NASDAQ and EASDAQ;


NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of $1.00 given by the Optionee to the Company (the receipt of which is hereby acknowledged by the Company) the parties hereto agree as follows:

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1.   The Company hereby grants the Optionee an option to purchase a total of
     [NUMBER OF OPTIONS] common shares in its capital (the "Option") at a price of $[EXERCISE PRICE] per share exercisable on or before [EXPIRY DATE] (the "Expiry Date").

2. Unless the Optionee is a Designated Participant as defined in the Plan, the Optionee acknowledges that the Option is subject to the Vesting provisions contained paragraph 7(i) of the Plan subject to any exemption granted by the Committee pursuant to the Plan and communicated in writing to the Optionee.

3. In order to exercise the Option, the Optionee shall, before 5:00 p.m. on the Expiry Date, give notice to the Company of the Optionee's intention to exercise the Option in whole or in part, such notice to be accompanied by cash, bank draft, money order or certified cheque, payable to the Company, in the appropriate amount.

4. The Option granted is personal to the Optionee and may not be assigned or transferred in whole or in part.

5. Except as otherwise provided for herein, the Optionee's rights with respect to Option shall be as set forth and as limited by the Plan.

6. Nothing in this Agreement shall be construed as conferring on the Optionee any right to continue in the employment of the Company or any subsidiary of the Company, nor interfere in any way with the right of the Company or any subsidiary to terminate the Optionee's employment at any time with or without cause (without prejudice to any rights the Optionee may have under any written employment agreement with the Company).

7. Subject to any existing option agreements between the Company and the Optionee, which have been approved by the Vancouver Stock Exchange, this Agreement constitutes and expresses the whole agreement of the parties with reference to the granting of options to the Optionee and with reference to any of the matters or things herein discussed or mentioned with reference to such granting of options, all promises, representations and understandings relative thereto being merged herein (without prejudice to any rights the Optionee may have under any written employment agreement with the Company). The Optionee acknowledges and agrees that the Options granted under this Agreement are the only options granted by the Company to the Optionee under the Company's 1997 Stock Option Plan and that this Agreement supersedes and replaces all other negotiations, discussions and agreements between the Company and the Optionee in connection with the granting of options under the Company's 1997 Stock Option Plan (without prejudice to any rights the Optionee may have under any written employment agreement with the Company).

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8.   If the Option is granted prior to the approval of the Plan by the
     Shareholders of the Company and the Vancouver Stock Exchange, the Optionee shall not exercise the Option until such approval has been obtained.

9. This Agreement shall be construed and enforced in accordance with the laws of British Columbia.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

THE COMMON SEAL OF                 )
TURBODYNE TECHNOLOGIES INC.        )
Was hereunto affixed in the        )
presence of:                       )
                                   )
------------------------------     )
Authorized Signatory               )
                                   )
                                   )
------------------------------     )
Authorized Signatory



SIGNED, SEALED AND DELIVERED       )
BY                                 )
in the presence of:                )

------------------------------     )
Signature                          )
                                   )    ----------------------------
------------------------------     )         Signature
Name                               )
                                   )
------------------------------     )
Address                            )
                                   )
------------------------------     )

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